Exhibit 1.1

[•] Shares

ANDERSEN GROUP INC.

CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

[•], 2025

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Andersen Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) and UBS Securities LLC are acting as representatives (the “Representatives”), [•] shares of the Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”). Such shares of Class A Common Stock to be sold by the Company (after giving effect to the Reorganization Transactions (as such term is defined in the Registration Statement and the Time of Sale Prospectus (each as defined below) in the section titled “Organizational Structure—Reorganization Transactions”)) shall hereinafter be referred to as the “Firm Shares.”

The Company also proposes to issue and sell to the several Underwriters not more than an additional [•] shares of Class A Common Stock (the “Additional Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A Common Stock to be outstanding after giving effect to the sales contemplated hereby, together with the shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) to be outstanding after giving effect to the Reorganization Transactions, are hereinafter referred to as the “Common Stock.”

On the date hereof, the business of the Company is conducted through Andersen Tax Holdings LLC, a Delaware limited liability company (“Andersen Holdings LLC”), and its wholly-owned subsidiaries, including Andersen Tax LLC, a Delaware limited liability company (“Andersen Tax LLC”). In connection with the offering contemplated by this underwriting agreement (this “Agreement”), the Reorganization Transactions will be effected prior to the Closing Date (as defined below), pursuant to which the Company will become the sole managing member of AT Umbrella LLC (“AT Umbrella LLC,” and together with the Company, Andersen Holdings LLC and Andersen Tax LLC, the “Andersen Parties”). As the sole managing member of AT Umbrella LLC, the Company will operate and control all of the business and affairs of AT Umbrella LLC and, through AT Umbrella LLC and its wholly-owned subsidiaries, including Andersen Holdings LLC and Andersen Tax LLC, conduct its business.

All references to (x) “Subsidiaries” of the Company shall be understood to refer to the Company’s “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including AT Umbrella LLC and its Subsidiaries, after giving effect to the Reorganization Transactions and (y) properties of the Company, AT Umbrella LLC or any of their Subsidiaries, shall be understood to refer to the properties of the Company, AT Umbrella LLC or any of their Subsidiaries, respectively, after giving effect to the Reorganization Transactions.

The AT Umbrella LLC amended and restated limited liability company agreement to become effective on or prior to the Closing Date and the tax receivable agreement among the Company, AT Umbrella LLC and the other parties thereto are herein collectively referred to as the “Reorganization Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-290415), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”) is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register the sale of additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents, pricing information and free writing prospectuses, if any, set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s non-employee directors and certain other individuals and entities identified by the Company (collectively, “Participants”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Andersen Parties. Each Andersen Party, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or, if used after the effective date of this Agreement, will comply, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Andersen Parties have been duly incorporated or organized, are validly existing in good standing under the laws of the jurisdiction of their respective incorporation or organization, and have the corporate or limited liability company power and authority to own or lease their property and to conduct their business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole.

(e) Each Subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole; and all of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under such laws) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) Each Andersen Party has the requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement and the Reorganization Transaction Documents.

(g) This Agreement has been duly authorized, executed and delivered by each Andersen Party.

(h) Each of the Reorganization Transaction Documents to which an Andersen Party is a party has been duly authorized by such Andersen Party and, when duly executed and delivered in accordance with its terms by such Andersen Party and each of the other parties thereto, will constitute a valid and legally binding agreement of such Andersen Party, enforceable against such Andersen Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally, by equitable principles relating to enforceability or, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(i) This Agreement and each Reorganization Transaction Document conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Reorganization Transactions conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates set forth therein.

(k) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(l) (i) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived or satisfied; and (ii) the shares of Class B Common Stock to be issued by the Company pursuant to the Reorganization Transactions will have been duly authorized and, when issued and delivered in the Reorganization Transactions, will be validly issued, fully paid and non-assessable. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, after giving effect to the Reorganization Transactions, there will be no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options.

(m) The execution and delivery by each Andersen Party of, and the performance by each Andersen Party of its obligations under, this Agreement and the Reorganization Transaction Documents to which it is a party and the issuance and sale of the Shares by the Company and the consummation of the transactions contemplated by this Agreement will not contravene any provision of (i) applicable law or (ii) the charter or by-laws or similar organizational documents of the applicable Andersen Party or (iii) any agreement or other instrument binding upon the Andersen Parties or the Subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Andersen Parties or any Subsidiary, except in the case of clauses (i),

(iii) and (iv) above, where such contravention would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole, or on the power or ability of the Andersen Parties to perform their obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by any Andersen Party of its obligations under this Agreement, the Reorganization Transaction Documents, the issuance and sale of the Shares by the Company or the consummation of the transactions contemplated by this Agreement, except such as has previously been obtained or waived and such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(n) Neither the Andersen Parties nor any of the Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Andersen Parties or any of the Subsidiaries is a party or by which the Andersen Parties or any of the Subsidiaries is bound or to which any property or asset of the Andersen Parties or any of the Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Andersen Parties or any of the Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole or materially affect the power or ability of any Andersen Party to perform its obligations under this Agreement or the Reorganization Transaction Documents to which it is a party.

(o) Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except where such restrictions would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and Subsidiaries, taken as a whole, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of Company.

(p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Andersen Parties and the Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Andersen Parties or any of the Subsidiaries is a party or to which any of the properties of the Andersen Parties or any of the Subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole, or on the power or ability of any Andersen Party to perform its obligations under this Agreement or the Reorganization Transaction Documents, or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(r) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s) The Andersen Parties are not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” and will not be entities “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(t) The Andersen Parties and the Subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole.

(u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole.

(v) There are no contracts, agreements or understandings between any Andersen Party and any person granting such person the right to require any Andersen Party to file a registration statement under the Securities Act with respect to any securities of an Andersen Party or to require any Andersen Party to include such securities with the Shares registered pursuant to the Registration Statement.

(w) None of the Andersen Parties, the Subsidiaries or their affiliates, nor any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Andersen Parties, the Subsidiaries or their affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Andersen Parties, the Subsidiaries or their affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, or (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(x) The operations of the Andersen Parties and the Subsidiaries are, have been, and will be conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including applicable provisions of the Bank Secrecy Act of 1970, the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).

(y) (i) None of the Andersen Parties, the Subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate, or representative of the Andersen Parties or the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by, one or more Persons that are:

(A) the subject of any economic or trade sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Andersen Parties and the Subsidiaries have not, in violation of Sanctions, engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(z) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(ii) to fund or facilitate any money laundering or terrorist financing activities; or

(iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(aa) The Andersen Parties and the Subsidiaries have conducted and will conduct their businesses in material compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Andersen Parties and the Subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the Company’s knowledge, threatened. The Andersen Parties and the Subsidiaries and their affiliates have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein.

(bb) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Andersen Parties and the Subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) no Andersen Party has purchased any of its outstanding capital stock or membership interests (except for acquisitions of capital stock or membership interests by such Andersen Party pursuant to agreements that permit the Andersen Party to repurchase such shares or interests upon the applicable party’s termination of service to the Andersen Party), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or membership interests other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or membership interests (other than (A) the exercise of equity awards or (B) grants of equity awards or forfeiture of equity awards outstanding under the Andersen Party’s equity incentive plans, as of such respective dates as of which information is described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Andersen Parties and the Subsidiaries, taken as a whole, except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc) Each of the Andersen Parties and each of the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to intellectual property, which is addressed exclusively in Section 1(dd) below) which is material to the business of the Andersen Parties and the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Andersen Parties and the Subsidiaries, taken as a whole; and any real property and buildings held under lease by the Andersen Parties and the Subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Andersen Parties and the Subsidiaries.

(dd) (i) Each of the Andersen Parties and each of the Subsidiaries own or have a valid license to all material Intellectual Property Rights and any other intellectual property and technology which are used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Andersen Parties and each of the Subsidiaries and, to the Andersen Parties’ and each of the Subsidiaries’ knowledge, the Intellectual Property Rights licensed to the Andersen Parties or any of the Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Andersen Parties’ and each of the Subsidiaries’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity, ownership, scope or enforceability of any such Intellectual Property Rights; (iii) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Intellectual Property Rights owned by the Andersen Parties and each of the Subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions and, to the knowledge of the Andersen Parties and each of the Subsidiaries, there are no third parties who have rights to any Intellectual Property Rights owned by the Andersen Parties or any of the Subsidiaries; (iv) neither the Andersen Parties nor any of the Subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (v) to the Andersen Parties’ and each of the Subsidiaries’ knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Andersen Parties or the Subsidiaries, except as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole; (vi) to the Andersen Parties’ and each of the Subsidiaries’ knowledge, neither the Andersen Parties nor any of their Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vii) the Andersen Parties and each of the Subsidiaries have taken all commercially reasonable steps to protect, maintain and safeguard their Intellectual Property Rights, including ensuring that all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Andersen Parties or any of the Subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights (which are not otherwise owned by the Andersen Parties or the applicable Subsidiary by applicable law) to the Andersen Parties or the applicable Subsidiary, and to the Andersen Parties’ and each of the Subsidiaries’ knowledge no such agreement has been breached or violated in any material respect; (viii) the Andersen Parties and each of the Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret, and the Andersen Parties and the Subsidiaries are not aware of any unauthorized disclosure, use or misappropriation of its trade secrets or confidential information; (ix) the Andersen Parties and each of the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property Rights have been licensed to or from the Andersen Parties or any of the Subsidiaries (“IP Agreements”), and all such IP Agreements are in full force and effect; and (x) the Andersen Parties and each of the Subsidiaries have complied in all material respects with, and is not in material breach nor has received any asserted or threatened written claim of breach of any IP Agreements, and the Andersen Parties and each of the Subsidiaries has no knowledge of any breach or anticipated breach by any other person of the IP Agreements. For the purposes of this Agreement, “Intellectual Property Rights” means patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names.

(ee) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect: (i) during the past six (6) years, each of the Andersen Parties and each of the Subsidiaries (A) have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations and (B) have made all required disclosures to users or customers and, to the knowledge of the Andersen Parties and each of the Subsidiaries, none of such disclosures has been inaccurate or in violation of any applicable laws, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Andersen Parties or the Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) during the past six (6) years, none of the Andersen Parties or the Subsidiaries have received any written notification of or complaint regarding material non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation.

(ff) Except as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole, the Andersen Parties and each of the Subsidiaries have implemented commercially reasonable physical technical and organizational measures designed to protect the information technology systems and Data used by the Andersen Parties and the Subsidiaries in the operation of the Andersen Parties’ and the Subsidiaries’ businesses, including measures designed to protect the privacy and security of information used by the Andersen Parties and the Subsidiaries in implementation of artificial intelligence. Without limiting the foregoing, the Andersen Parties and the Subsidiaries have implemented commercially reasonable and appropriate controls, policies and procedures that include, as applicable, oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of any information technology system or Data used by the Andersen Parties and the Subsidiaries in the operation of the Andersen Parties’ and the Subsidiaries’ businesses (“Breach”). Except as would not, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole, during the past three (3) years, there has been no such Breach, and the Andersen Parties and the Subsidiaries have not been notified in writing of any event or condition that, individually or in the aggregate, would reasonably be expected to result in any such Breach.

(gg) No material labor dispute with the employees of the Andersen Parties or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent; and no Andersen Party is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole.

(hh) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Andersen Parties or the Subsidiaries or any member of their “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Andersen Parties or the Subsidiaries within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Andersen Parties or the Subsidiaries under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Andersen Parties or the Subsidiaries nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans by the Andersen Parties or the Subsidiaries or its Controlled Group affiliates in the current fiscal year of the Andersen Parties or the Subsidiaries and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (2) a material increase in the Andersen Parties’ or the Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole.

(ii) The Andersen Parties and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Andersen Parties, prudent and customary in the businesses in which they are currently engaged; neither the Andersen Parties nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Andersen Parties nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole.

(jj) The Andersen Parties and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole, and neither the Andersen Parties nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole.

(kk) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Andersen Parties and the Subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Andersen Parties’ quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Andersen Parties and the consolidated Subsidiaries, as the case may be, and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ll) BDO USA, P.C., which has expressed its opinion and certified certain of the financial statements of the Andersen Parties and the Subsidiaries filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to such parties within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(mm) The Andersen Parties and the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Andersen Parties’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Andersen Parties’ internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Andersen Parties’ internal control over financial reporting.

(nn) Reserved.

(oo) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any equity interests during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, in all material respects, and any amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(qq) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(rr) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 9 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ss) Each of the Andersen Parties and each of the Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole) and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Andersen Parties), and no tax deficiency has been determined adversely to any of the Andersen Parties or any of the Subsidiaries that, singly or in the aggregate, has had (nor does any of the Andersen Parties or any of the Subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to any of the Andersen Parties or any of the Subsidiaries and that could reasonably be expected to have) a material adverse effect on the Andersen Parties and the Subsidiaries, taken as a whole.

(tt) Reserved.

(uu) The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(vv) From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(ww) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(xx) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriting Information (as defined in Section 8(b) herein).

(yy) No Andersen Party nor any of the Subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. No Andersen Party nor any of the Subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Andersen Parties do not have any joint ventures that engages in or plans to engage in any Covered Activity. The Andersen Parties also do not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(zz) The holders of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock or other such securities collectively, the “Securities”) representing (i) substantially all of the Securities that have not delivered executed Lock-up Agreements (as defined in Section 5(f)) to the Representatives as of the date hereof and (ii) any Securities that are issuable in connection with the offering contemplated by this Agreement and pursuant to the Reorganization Transactions described in the Time of Sale Prospectus are, in each case, bound by market standoff provisions with the Company or the Aggregator LLC Agreement (as defined in Section 5(j)) that impose restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities with respect to such holder’s Securities during the Restricted Period (as defined below) without the consent of the Andersen Parties (collectively, the “Market Standoff Provisions”) that are enforceable by the Andersen Parties. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Andersen Parties from effecting a waiver or amendment to permit a transfer of securities which, if such securities were subject to the terms of the Lock-up Agreement, would be permissible under such Lock-up Agreement without any consent, waiver or amendment.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[•] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2025, or at such other time on the same or such other date, not later than [•], 2025, as shall be agreed upon in writing by the Company and the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2025, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters, in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Andersen Parties and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Andersen Party on behalf of such Andersen Party, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Andersen Parties contained in this Agreement are true and correct as of the Closing Date and that each Andersen Party has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

With respect to Sections 5(c) and 5(d) above, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Cooley LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion and negative assurance letter of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO USA, P.C., independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(g) The Chief Financial Officer of the Company shall have delivered to the Underwriters, on each of the date hereof and on the Closing Date, a certificate in a form reasonably acceptable to the Representatives.

(h) Prior to the Closing Date, the Reorganization Transactions shall have been completed in accordance with the Reorganization Transaction Documents (except with respect to aspects of those Reorganization Transactions that cannot or are not intended to be completed on or prior to the purchase of the Shares on the Closing Date).

(i) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of each Andersen Party on behalf of such Andersen Party, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(c) hereof;

(iii) an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from BDO USA, P.C., independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(v) a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; and

(vi) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

(j) The Amended and Restated Limited Liability Company Agreement of Andersen Aggregator LLC, dated as of [ ], 2025 (the “Aggregator LLC Agreement”), which includes restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, shall be in full force and effect on the Closing Date.

6. Covenants of the Andersen Parties. Each Andersen Party, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by any Andersen Party and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall any Andersen Party be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Andersen Parties’ counsel and the Andersen Parties’ accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by any Andersen Party and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided such fees and disbursements of counsel payable by the Andersen Parties pursuant to clauses (iii) and (iv) shall not, in the aggregate, exceed $40,000); (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange; (vi) the costs and charges of any transfer agent, registrar or depositary; (vii) the costs and expenses of the Andersen Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, with the remaining 50% of the cost of such aircraft to be paid by the Underwriters; (viii) the document production charges and expenses associated with printing this Agreement; (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (x) all other costs and expenses incident to the performance of the obligations of the Andersen Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and all travel and other expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any road show undertaken in connection with the marketing of the offering of the Shares; provided that the cost of any chartered aircraft shall be paid 50% by the Andersen Parties and 50% by the Underwriters as described above in clause (vii).

(k) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(l) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

Each Andersen Party also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) confidentially submit any draft registration statement or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder or the issuance, transfer, redemption or exchange of securities of the Andersen Parties in connection with the Reorganization Transactions or the transactions contemplated by this Agreement as described in the Time of Sale Prospectus and the Prospectus, (B) the issuance of membership interests by AT Umbrella LLC to the Company after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, (C) the issuance of membership interests (including, without limitation, profit interest units) by AT Umbrella LLC to Andersen Aggregator LLC and the corresponding issuance of shares of Class B Common Stock by the Company to Andersen Aggregator LLC and membership interests (including, without limitation, profit interest units) by Andersen Aggregator LLC to persons that (i) become members of Andersen Aggregator LLC and party to the Aggregator LLC Agreement in 2026 or (ii) are current members of Andersen Aggregator LLC and party to the Aggregator LLC Agreement and receive such membership interests during the Restricted Period, (D) the issuance of membership interests (including, without limitation, profit interest units) by AT Umbrella LLC and the corresponding issuance of shares of Class B Common Stock by the Company to Andersen Aggregator LLC and membership interests (including, without limitation, profit interest units) by Andersen Aggregator LLC to persons that became managing directors of the Company or its subsidiaries from April through September 2025, as described in the Time of Sale Prospectus and the Prospectus, and will become members of Andersen Aggregator LLC and party to the Aggregator LLC Agreement in connection with the offering and sale of the Shares, (E) the issuance of shares of Common Stock by the Company or membership interests by AT Umbrella LLC upon the exercise of an option or profits interest unit, conversion or vesting and settlement of a security outstanding on the date hereof, or the redemption or exchange of membership interests of AT Umbrella LLC, as described in the Time of Sale Prospectus and the Prospectus; provided that each recipient of Common Stock pursuant to this clause (E) shall execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period, (F) the grant of options or any other type of equity award described in the Time of Sale Prospectus and the Prospectus, or the issuance of shares of Common Stock by the Company (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus; provided that each recipient of Common Stock pursuant to this clause (F) shall execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period, (G) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus, (H) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (I) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers, acquisitions of securities, businesses, property or other assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amount of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (I) shall not exceed 10% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (including issuance of Additional Shares, if any) determined on a fully-diluted basis and assuming that all outstanding membership interests in AT Umbrella LLC that are exchangeable for shares of Class A Common Stock are so exchanged.

If the Representatives, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

In addition, during the Restricted Period, the Andersen Parties agree to (a) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Andersen Parties and any of their securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent and registrar with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions, except that this provision shall not prevent the Andersen Parties from effecting such a waiver or amendment to permit a transfer of securities that would be permissible under the terms of any “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 5(f) hereof, and (b) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of the Representatives.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Andersen Parties not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Andersen Parties agree, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Andersen Party information that any Andersen Party has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities that arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriting Information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Andersen Parties, the Company’s directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus: [the concession figure in the [•] paragraph and the information set forth in the [•] and [•] paragraphs, in each case under the caption “Underwriters” (the “Underwriting Information”).]

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Andersen Parties on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Andersen Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Andersen Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting commissions and discounts but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Andersen Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Andersen Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Andersen Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of any Andersen Party contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of any Andersen Party, the Company’s officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any Andersen Party. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Andersen Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Andersen Party shall be unable to perform its obligations under this Agreement (other than by reason of a default by the Underwriters or the occurrence of any of the events described in clauses (i), (ii) (solely to the extent that such event is not caused by conduct of the Company), (iii), (iv) or (v) of Section 10), the Andersen Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Andersen Parties and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) Each Andersen Party acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, any Andersen Party or any other person, (ii) the Underwriters owe the Andersen Parties only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Andersen Parties, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each Andersen Party waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Equity Syndicate; and if to the Andersen Parties shall be delivered, mailed or sent to Andersen Group Inc., 333 Bush Street, Suite 1700, San Francisco, California 94104, Attention: General Counsel.

[Signature pages follow]

Very truly yours, ANDERSEN GROUP INC.

By:
Name:
Title:

AT UMBRELLA LLC

By:
Name:
Title:

ANDERSEN TAX HOLDINGS LLC

By:
Name:
Title:

ANDERSEN TAX LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof MORGAN STANLEY & CO. LLC UBS SECURITIES LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[•]
UBS Securities LLC	[•]
Deutsche Bank Securities Inc.	[•]
Truist Securities, Inc.	[•]
Wells Fargo Securities, LLC	[•]
Robert W. Baird & Co. Incorporated	[•]
William Blair & Company, L.L.C.	[•]

Total:	[•]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [•], 2025

2.	[all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.

[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

Issuer Directed Allocation: The underwriters intend to make issuer directed allocations in the aggregate of [●] shares to certain investors.

II-1

SCHEDULE III

Testing-the-Waters Communications

Andersen Group Inc. - Investor Presentation, dated July 2025.

Andersen Group Inc. - Investor Presentation, dated November 2025.

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2025

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and UBS Securities LLC (“UBS”), as representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Andersen Group Inc., a Delaware corporation (the “Company”), which has been formed to hold a portion of the units of AT Umbrella LLC, a Delaware limited liability company, providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and UBS (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock” and together with the Class B Common Stock, par value $0.0001 per share, of the Company, the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and UBS on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date of this letter agreement (this “Letter Agreement”) and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or units of AT Umbrella LLC beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable (directly or indirectly) for, or that represent the right to receive, Common Stock or units of AT Umbrella LLC (such shares of Common Stock, units of AT Umbrella LLC or such other securities collectively, the “Securities,” and any such Securities beneficially owned by the undersigned, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Lock-Up Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing paragraph shall not apply to:

(a) transactions relating to Securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Securities acquired in the Public Offering or such open market transactions;

(b) transfers of Lock-Up Securities (i) as a bona fide gift or to a charitable organization or educational institution or (ii) for bona fide estate planning purposes, in each case, in a transfer not involving a disposition for value;

(c) transfers or dispositions of Lock-Up Securities to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor, trustee or any beneficiary (including such trustor, trustee or beneficiary’s estate) in a transaction not involving a disposition for value;

(d) distributions, transfers or dispositions of Lock-Up Securities to any corporation, partnership, limited liability company, other entity that is an affiliate of the undersigned or of which all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(e) transfers or dispositions of Lock-Up Securities (i) by will, other testamentary document or intestate succession and (ii) by operation of law including, without limitation, pursuant to orders of a court or regulatory agency, in connection with a negotiated divorce settlement, pursuant to a qualified domestic relations order or by other court order;

(f) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (e) above;

(g) distributions, transfers or dispositions of Lock-Up Securities to limited partners or stockholders of the undersigned;

(h) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Restricted Period;

(i) to the Underwriters pursuant to the Underwriting Agreement;

(j) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, that is approved by the Board of Directors of the Company, made to all holders of the Company’s capital stock involving a Change of Control; provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Securities shall remain subject to the restrictions contained in this Letter Agreement. For purposes of this clause (j), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or an Underwriter pursuant to the Public Offering, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company (or the surviving entity); or

(k) transfers, conversions, reclassifications, redemptions or exchanges of the Lock-Up Securities pursuant to the reorganization transactions described in the Prospectus, provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto the circumstances of such transfer, conversion, reclassification, redemption or exchange, and provided, further that any new Securities received upon such transfer, conversion, reclassification, redemption or exchange shall be subject to the terms of this Letter Agreement;

provided, in the case of any transfer, disposition or distribution pursuant to clauses (b) through (g), that (i) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement and (ii) no public announcement or filing under Section 16(a) of the Exchange Act or any other public filing or disclosure reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, other than any Schedule 13G, 13D or Form 13F (or any amendments to such schedules or forms) with respect to such transfer, disposition or distribution (other than, in the case of a transfer or other disposition pursuant to clause (b), (e) or (g), to the extent such transfer or other disposition is to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clause (b), (e) or (g), above, if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and any Form 4 or Form 5 is required to be filed under the Exchange Act, any such filing will indicate by footnote disclosure or otherwise the nature of the transfer or disposition).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and UBS agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Morgan Stanley and UBS will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and UBS hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and UBS on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This Letter Agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company advises Morgan Stanley and UBS, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date that the Company withdraws the registration statement related to the Public Offering before the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, the date that the Underwriting Agreement is terminated or (d) November 30, 2025 if the Public Offering of the Shares has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

       _____________, 20__

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Andersen Group Inc. (the “Company”) of [•] shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), of the Company and the lock-up agreement dated ____, 2025 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to ____ shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC and UBS Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

[Signature page follows]

B-1

Very truly yours, Morgan Stanley & Co. LLC UBS Securities LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto Morgan Stanley & Co. LLC

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

cc: Andersen Group Inc.

B-2

FORM OF PRESS RELEASE

Andersen Group Inc.

[Date]

Andersen Group Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and UBS Securities LLC, the lead book-running managers in the Company’s recent public sale of [•] shares of its Class A common stock are [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-3